SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Extended Stay America, Inc.

(Name of Registrant as Specified in Its Charter)

Tarsadia Capital, LLC

Ravi Bellur

Michael Ching

Vikram Patel

Ross H. Bierkan

Stephen P. Joyce

Michael A. Leven

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tarsadia Comments on Updated Offer from Blackstone and Starwood to Acquire Extended Stay America

Small Bump in Price Does Not Cure Fatally Flawed Sale Process

Both ISS and Glass Lewis Concluded STAY’s Process Was Flawed, the Sale Price Inadequate and the Transaction Timing Wrong

Tarsadia Continues to Urge Shareholders to VOTE on the GOLD Card AGAINST the Proposed Sale

June 01, 2021 11:40 AM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)--Tarsadia Capital, LLC together with its affiliates, associates and funds it manages (“Tarsadia”), today commented on the updated offer from Blackstone Real Estate Partners and Starwood Capital Group to acquire Extended Stay America, Inc. (NASDAQ: STAY) (“STAY” or the “Company”). Tarsadia continues to urge shareholders to Vote Against the proposed sale (the “Sale”) on the GOLD card at the Special Meeting scheduled for June 8, 2021.

Tarsadia issued the following statement:

“A $1 bump in price is a small Band-Aid that cannot cure a fatally flawed process. The updated offer announced today, representing just a 5% increase over the previous price, is nothing more than an attempt to jam through a transaction that still significantly undervalues the Company and was the result of a process that was not designed to elicit the highest bid for STAY or create competition for Blackstone and Starwood. Notably, both leading independent proxy advisory firms, Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC, in their reports recommending shareholders vote against the Sale, concluded there were serious flaws in the sale process, valuation and timing of the transaction. We continue to urge shareholders to vote Against the Sale.”

Tarsadia Urges STAY Shareholders to Vote AGAINST the Sale on the GOLD Card

For more information about why it is the wrong time and wrong price to sell STAY, please visit: www.ABetterFutureForStay.com.

About Tarsadia Capital

Tarsadia Capital, LLC is the New York-based investment management company of a family office. Tarsadia Capital has a flexible and long-duration investment mandate that focuses on equities and commodities globally. Our investment process employs deep fundamental research on secular inflections to identify and build conviction around asymmetric risk/reward opportunities that will play out over multi-year time horizons.

Disclaimer

Tarsadia Capital, LLC (“Tarsadia”), Ravi Bellur, Michael Ching, Vikram Patel, Ross H. Bierkan, Stephen P. Joyce and Michael A. Leven (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy as well as a supplement to the definitive proxy statement to be used in connection with the solicitation of proxies from the shareholders of the Company for the Special Meeting. All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on Tarsadia’s campaign website at: www.ABetterFutureForStay.com and the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by certain of the Participants with the SEC on May 7, 2021 and the supplement to the definitive proxy statement filed by the Participants with the SEC on May 25, 2021. Each of these documents are available free of charge on the SEC website.

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this letter and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained in this letter and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this letter and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results.

All figures are unaudited estimates and subject to revision without notice. Tarsadia Capital disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results. Tarsadia Capital has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Except as otherwise expressly stated herein, any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Contacts

Media Contact
Sloane & Company
Dan Zacchei / Joe Germani
dzacchei@sloanepr.com / jgermani@sloanepr.com

Investor Contact
Tarsadia Capital, LLC
Michael Ching / Ravi Bellur / Vikram Patel
michaelc@tarsadiacapital.com / ravib@tarsadiacapital.com / vikramp@tarsadiacapital.com

Morrow Sodali
Mike Verrechia/Bill Dooley
Tarsadia@investor.morrowsodali.com
(800) 662-5200